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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-133898, 333-121705, 333-119808, and 333-112932 on Form S-8, Amendment No. 1 to Registration Statement No. 333-150244 on Form S-3, and Amendment No. 2 to Registration Statement No. 333-153203 on Form S-3, of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule of Maui Land & Pineapple Company, Inc. and subsidiaries (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in accounting impacting the revenue recognition on sales of condominiums, and a going concern uncertainty), and the effectiveness of Maui Land & Pineapple Company, Inc. and subsidiaries' internal control over financial reporting appearing in this Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 26, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM